UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 15, 2010

FOSTER WHEELER AG

(Exact Name of Registrant as Specified in Its Charter)

Switzerland (State or Other Jurisdiction of Incorporation)	001-31305 (Commission File Number)	98-0607469 (IRS Employer Identification No.)

80 Rue de Lausanne, CH-1202, Geneva, Switzerland	CH-1202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +41-22-741-8000

Not applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Consulting Agreement with Chairman and Chief Executive Officer

On March 15, 2010, Foster Wheeler Inc. (“FWI”), a subsidiary of Foster Wheeler AG (the “Company”), and Raymond J. Milchovich, the Company’s Chairman and Chief Executive Officer, entered into a Consulting Agreement (the “Agreement”).  The Agreement is attached hereto as Exhibit 10.1 and is incorporated into this Item 5.02 by reference.  The following summary of the Agreement is qualified in its entirety by reference to the attached Agreement.  Pursuant to the Agreement, Mr. Milchovich will provide consulting services to FWI after he relinquishes his responsibilities as the Company’s Chief Executive Officer on May 31, 2010.  Under the Agreement, FWI has agreed to use FWI’s best efforts to cause Mr. Milchovich to serve as the Company’s non-executive Chairman of the Board of Directors throughout the term of the Agreement.  The term of the Agreement commences on June 1, 2010 and will end on the earlier of (i) November 4, 2011 and (ii) such earlier date on which the agreement is terminated pursuant to its terms.

Under the Agreement, Mr. Milchovich will provide FWI with assistance in the transition of his duties and responsibilities as the Company’s Chief Executive Officer and such other business consulting services as the Board or the Chief Executive Officer may request, from time to time.  Mr. Milchovich shall be entitled to a monthly consulting fee equal to $104,466.67, which FWI will review on each anniversary date or such other appropriate date as FWI and Mr. Milchovich may agree and determine if, and by how much, the consulting fee should be increased.

The Agreement establishes an annual incentive fee equal to the product of (i) the monthly consulting fee at the rate then in effect multiplied by twelve and (ii) 130%, which will be payable should the Company achieve 100% of the Company’s target objectives for a given fiscal year, as approved by the Compensation Committee.  If the Company achieves target objectives in a particular year significantly in excess of expectations for the year, Mr. Milchovich’s annual incentive fee may be increased to two times that amount.

Mr. Milchovich shall be eligible to participate in the Company’s long term-incentive plan during the term of the Agreement and any long-term incentive awards granted to Mr. Milchovich prior to the effective date of the Agreement shall remain intact as if Mr. Milchovich had remained in employment during the term of the Agreement.

During the term of the Agreement, Mr. Milchovich will be entitled to participate in those employee pension benefits plans, group insurance, medical, dental, disability and other benefit plans and other similar programs as from time to time in effect and made available to FWI’s senior management generally.  The Agreement also provides that FWI will pay him a monthly allowance of $6,000 to cover the cost of certain miscellaneous expenses.  To the extent the provision of the benefits described above results in taxable income to Mr. Milchovich, FWI will pay Mr. Milchovich an amount to satisfy his income tax obligation.

Upon any termination of the Agreement, FWI will pay to, provide to, or allow the retention by, Mr. Milchovich, or his estate or beneficiary, as the case may be, (i) the consulting fee earned through the date of such termination, (ii) except for termination by FWI for cause, any earned, but unpaid, annual incentive fee, (iii) any vested but not forfeited benefits on the date of such termination under FWI’s employee benefit plans in accordance with the terms of such plans, (iv) the vested portion of his restricted shares, restricted share units, and stock options and (v) benefit continuation and conversion rights to which he is entitled under FWI’s employee benefit plans and the Agreement.

In addition to those payments and benefits to be paid, provided or retained upon any termination of the Agreement, if Mr. Milchovich dies or becomes disabled during the term of the Agreement, he will be entitled to certain additional payments and benefits.

In addition to those payments and benefits to be paid, provided or retained upon any termination of the Agreement, if FWI terminates the Agreement for cause, the Agreement will terminate immediately and (i) Mr. Milchovich will be entitled to receive no further amounts or benefits under the Agreement, except as required by law, (ii) all unvested stock options, restricted share units, and restricted shares granted pursuant to the terms of his employment agreements will be immediately forfeited and (iii) all vested stock options, restricted share units, and restricted shares granted pursuant to the terms of his employment agreements will be forfeited on the earlier of the date which is ninety days following such termination or their original expiration date.  For purposes of this agreement, “cause” means Mr. Milchovich (i) being convicted of, or pleading guilty or no contest to, a felony (except for motor vehicle violations), (ii) engaging in conduct that constitutes gross misconduct or fraud in connection with the performance of his duties to FWI, (iii) materially breaching the Agreement and not curing such breach within thirty days after FWI provides written notice of such breach to him, or (iv) committing a material violation of the Foster Wheeler code of business conduct and ethics.

In addition to those payments and benefits to be paid, provided or retained upon any termination of the Agreement, if during the term of the Agreement (and not within the thirteen month period following a change of control), FWI terminates the Agreement without cause or if he terminates the Agreement with good reason, the Agreement will automatically terminate and he will be entitled to no further payments under the Agreement, except (i) FWI will make a lump sum cash payment to him within two months following such termination equal to the sum of (a) 200% of the monthly consulting fee on the date of such termination multiplied by twelve and (b) 200% of the incentive fee at target, (ii) continuing receipt of the benefits provided by FWI during the twenty-four month period commencing on the date of such termination, provided, however, that for benefits that are not health and welfare benefits, FWI will pay Mr. Milchovich the value of such benefits in a lump sum within thirty days of the date of the termination, and (iii) any granted but unvested stock options, restricted share units, or restricted shares granted pursuant to the terms of his employment agreements will become vested and all such options will remain exercisable until the earlier of two years from the date the Agreement terminates or their original expiration date.  For purposes of the Agreement, “good reason” will mean a material negative change in the consulting relationship without Mr. Milchovich’s consent, as evidenced by the occurrence of any of the following during the term of the Agreement: (i) a change in his reporting relationship, (ii) following a change of control, the relocation of the location at which the consulting services are principally performed by more than fifty miles, (iii) FWI materially breaches the Agreement or (iv) he is not nominated for election to the Company’s Board of Directors or, if elected, is not named as its chairman, or if he is not timely renominated for election to the Company’s Board of Directors or is involuntarily removed from the board under circumstances that would not constitute cause or for reasons of his disability.  In addition, FWI and Mr. Milchovich have agreed that in exchange for the valuable consideration provided by the Agreement, he has agreed to forego exercising his right to terminate employment for good reason as a result of the relocation of Foster Wheeler AG’s operating headquarters from New Jersey to Switzerland.

In addition to those payments and benefits to be paid, provided or retained upon any termination of the Agreement, if during the term of Mr. Milchovich’s Agreement FWI terminates the consulting without cause or he terminates the Agreement with good reason, in each case within the thirteen month period following a change of control, or if he terminates the Agreement for any reason within the thirty-day period commencing on the date which is twelve months following a change of control, the Agreement will automatically terminate and he will be entitled to no further payments or benefits under the agreement, except (i) FWI will make a lump sum cash payment to him equal to the sum of (a) 300% of the monthly consulting fee on the date of such termination multiplied by twelve and (b) 300% of the incentive fee at target, (ii) continuing receipt of the health benefits provided by FWI during the thirty-six month period commencing on the date of such termination, (iii) any granted but unvested stock options, restricted share units, or restricted shares granted pursuant to the terms of his employment agreements will become vested and all such options will remain exercisable until the earlier of two years from the date the Agreement terminates or their original expiration date, and (iv) certain gross-up payments for excise taxes related to parachute payments.  In addition, as soon as possible following a change of control, Mr. Milchovich will be paid the incentive fee for the year in which the change of control takes place.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Consulting Agreement between Foster Wheeler Inc. and Raymond J. Milchovich, dated as of March 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSTER WHEELER AG

DATE: March 18, 2010	By:	/s/ Eric M. Sherbet
Eric M. Sherbet
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Agreement between Foster Wheeler Inc. and Raymond J. Milchovich, dated as of March 15, 2010.